EXHIBIT 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors)
(480) 606-3337
Jeff Stanlis, Hayden Communications (media)
(602) 476-1821

For immediate release

RURAL/METRO STOCKHOLDERS RE-ELECT COMPANY’S DIRECTORS

SCOTTSDALE, Ariz. (Dec. 4, 2006) – Rural/Metro Corporation (Nasdaq: RURL) announced that based on the receipt of preliminary results from its contested election, stockholders have re-elected the Company’s nominees – Chairman of the Board Cor J. Clement, Jr. and Vice Chairman Henry G. Walker – to the Board of Directors. The 2006 Annual Stockholders Meeting was held December 1, 2006.

“We are very grateful to our stockholders for their continued support and recognition of our nominees and the depth of knowledge and industry experience that these members bring to our Board of Directors,” said Jack Brucker, President and Chief Executive Officer. “We can now return our full attention to the business of providing top-quality medical transportation and fire protection services to our patients and customers and enhancing value for our stockholders.”

In addition, stockholders voted to ratify the Company’s appointment once again of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending June 30, 2007.

Preliminary results of the election were tabulated by Georgeson, Inc., the Company’s proxy solicitation firm. Final results will be announced following final tabulation, review and certification by the independent inspector of election, IVS Associates, Inc.

About Rural/Metro Corporation

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 23 states and approximately 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.

(RURL/G)